Consent of Independent Registered Public Accounting Firm

         We have issued our report dated July 22, 2005 accompanying the financial statements of Insured Municipals Income Trust and Invetors' Quality Tax-Exempt Trust, Multi-Series 292 as of May 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP



New York, New York
September 26, 2005